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                                                                      EXHIBIT 35

                             TRUST POWER OF ATTORNEY
  under Section 25, Trustee Act 1925, as amended by Trustee Delegation Act 1999

We, Martin Christopher Berry and Osborne Clarke Trustees Limited, the present trustees of a Settlement dated 14 March 1991 and known as The Blackden Personal Settlement, hereby appoint Andrew Dixey or any other director of Professional Staff plc ("the Company") from time to time, severally, to be our true and lawful attorney ("our Attorney") for us and in our name to do and perform any of the acts and things that may be done and performed by us and to execute any documents necessary or desirable to be completed or executed by us whether:

(a)     in our capacity as shareholders of the Company; or

(b) in our capacity as shareholders or subscribers of shares in OHSEA Holdings Limited, registered number 4493380 ("Bidco");

        as our Attorney shall in his discretion think proper to do, perform or execute in connection with the offer to be made by way of a Scheme of Arrangement under section 425 of the Companies Act 1985 by or on behalf of Bidco for all the issued and to be issued share capital of the Company other than certain shares owned or controlled by Bidco, Lord Ashcroft, Andrew Dixey, Benjamin Blackden and his immediate family and related trusts ("the Transaction") and the subscription or acquisition by us of shares or rights over shares in Bidco ("the Investment") and, in particular (but without limiting the generality of the foregoing):

        (i) to agree the form and contents of and, where appropriate, to sign in our name, any document required to be signed or executed by us in connection with the withdrawal of our holding of shares in the Company from the ADS programme, and an irrevocable undertaking to be bound by the Scheme of Arrangement;

        (ii) to enter into on our behalf any form of subscription or shareholder agreement relating to our subscription or acquisition of shares in Bidco, any share exchange agreement relating to the sale of our shares in the Company in exchange for shares in Bidco, any letter of application for shares in Bidco, and to otherwise do any such act and thing as may be required or as our Attorney may think desirable or expedient in connection with our holding of shares in Bidco, including attending and voting at any general meeting of Bidco, or consenting to short notice of any such meeting, or signing any written resolution of the shareholders of Bidco or any class thereof;

        (iii) to execute, deliver and do all such other deeds, documents, acts and things as may be required or as our Attorney may think desirable or expedient in connection with the Transaction and/or the Investment and to do anything whatsoever in connection therewith as amply and effectively as we could do personally.

We hereby undertake to ratify whatever our Attorney shall properly do or cause to be done hereunder and to indemnify our Attorney and keep our Attorney indemnified against all claims, costs and expenses which our Attorney may suffer as a result thereof.

This Power of Attorney may be revoked at any time by notice in writing signed by us addressed to the Company Secretary and handed to him or sent to or delivered at the registered office of the Company at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire SL3 6EZ and shall, if not previously revoked, cease to have effect six calendar months after the date on which it is signed.

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This Power of Attorney is governed by and is to be construed in accordance with the laws of England and Wales and the appropriate court of law in England is to have non-exclusive jurisdiction in relation to all matters, claims and disputes arising out of or in connection with this Power of Attorney.

Dated           19 March 2003

Executed as a deed by    )
Martin Christopher Berry )
in the presence of:      )

Witness:    ...Lynn Roberts ............

Address:    ...98 Herongate Road, London E12

Occupation: ...District Judge...........

Executed as a deed by    )
Osborne Clarke Trustees  )
Limited acting by        )

Director

                Matthew Bennett

Director/Secretary

                Mark Woodward

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